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                                Exhibit 10.9
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First Amendment to Marquette Electronics, Inc.
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Profit Sharing and 401(k) Plan and Trust
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(as Restated and Amended)
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                  WHEREAS, effective April 30, 1993, the Corporation, by
resolution of its Board of Directors, adopted the Marquette
Electronics, Inc. Profit Sharing and 401(k) Plan and Trust (as Restated and Amended) ("the Plan"); and

                  WHEREAS, pursuant to Section 2.6 of the Plan, employees of any wholly owned subsidiary of the Corporation are deemed Employees under the Plan, provided that said subsidiary agrees to become a Participating Employer pursuant to Article XVII of the Plan; and

                  WHEREAS, Section 13.1 of the Plan allows the Corporation to amend the Plan from time to time; and

                  WHEREAS, on May 31, 1994, the Corporation acquired all of the issued and outstanding stock of Corometrics Medical Systems, Inc., a Delaware corporation ("Corometrics"); and

                  WHEREAS, prior to such acquisition, certain employees of Corometrics participated in the American Home Products Corporation Savings Plan (the "AHPC Savings Plan"), a pension plan qualified under Section 401(a) of the Internal Revenue Code; and

                  WHEREAS, the AHPC Savings Plan held accounts for certain employees of Corometrics which were funded by the following:

      (a) Funds arising from qualified voluntary employee contributions made prior to January 1, 1987 ("QVEC Contributions"); and

      (b) Stock in American Home Products Corporation, a Delaware corporation ("AHPC Stock"); and
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                    WHEREAS, prior to such acquisition, certain employees of
Corometrics had borrowed money from the AHPC Savings Plan, which loan obligations were payable more than five years from the date the loans were made (the "Extended Obligation Loans"); and

                    WHEREAS, effective June 1, 1994, Corometrics became a Participating Employer under Article XVII of the Plan; and

                    WHEREAS, in connection with the Corporation's acquisition of the stock of Corometrics and the participation by certain employees of Corometrics in the Plan, the AHPC Savings Plan has tendered to the Plan trustee, among other items, the following assets of the AHPC Savings Plan:

     (a) Accounts of Corometrics employees which are funded by QVEC
Contributions;

     (b) Accounts of Corometrics employees which are funded by AHPC
Stock; and

     (c) The Extended Obligation Loans.

          All of which assets the Plan Trustee wishes to accept on behalf of Corometrics Employees who have now become participants in the Plan;

          NOW, THEREFORE, BE IT RESOLVED, that effective as of August 1, 1994, the Plan is amended as follows:

     A. Section 6.4(c) of the Plan be and is hereby replaced by the following:

     "(c) All Matching Accounts, 401(k) Accounts, Rollover Accounts, QVEC Accounts, AHPC Accounts, and Transfer Accounts are 100% vested. Such Accounts are described in Sec. 7.1."

     B. Section 7.1 of the Plan be and is hereby amended by adding the following paragraphs:

        "(h) A QVEC Account shall be established for each Participant who has contributed before January 1, 1987, qualified voluntary employee contributions, within the meaning of Code Section 219(e)(2) as it existed prior to the Tax Reform Act of 1986, to a separate account established by the American Home Products Corporation Savings Plan ("AHPC Savings Plan") for such contributions for said Participant, which account has been transferred to and become an asset of the Plan. The QVEC Account shall consist of such separate account plus any earnings thereon. No additional contributions shall be made to the QVEC Account by the Employer or the Participant.

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                 "(i) An AHPC Account shall be established for each Participant on whose behalf stock in American Home Products Corporation, a Delaware corporation ("AHPC") was held on May 31, 1994 in a separate account established by the AHPC Plan and which has been transferred to and acquired by the Plan in connection with the Employer's purchase of the stock of Corometrics Medical Systems, Inc., a Delaware corporation ("Corometrics"). The AHPC Account shall consist only of the AHPC stock held in such separate account on May 31, 1994, plus any distributions on such stock which are in the form of additional shares of AHPC stock. The AHPC Account for a Participant shall not be commingled with other accounts of the Participant, with accounts of other Participants, or with other assets of the Trust. No additional contributions shall be made to the AHPC Account by the Employer or the Participant."

           C. Section 7.3 of the Plan be and is hereby replaced by the following:

               "Sec. 7.3 Investment of Accounts. Each Participant (or each Beneficiary following the death of the Participant) shall direct the investment of his Accounts, excluding any Forfeiture Account and the AHPC stock in any AHPC Account, into any of the Funds selected by the Employer and made available to the Plan. Accounts other than the Forfeiture Account and the AHPC Account are referred to in this section as 'directed' Accounts. The Employer and Trustee may agree to add additional investment options or delete existing investment options at any time. The Forfeiture Accounts and the AHPC stock in AHPC Accounts shall be invested as provided herein."

           D. Section 7.3 of the Plan be and is hereby amended by adding the following paragraph:

              "(d) Except as otherwise specified herein, the procedure established by Sec. 7.3(a) for the investment of directed accounts shall apply to AHPC Accounts. If all or a part of the AHPC stock in an AHPC Account is sold or redeemed, or if cash dividends or other forms of cash payments are received on account of the AHPC stock, the proceeds shall be placed in a separate Regular Account for the individual. Thereafter, each such separate Account so created shall be treated in all respects as the corresponding type of Account under this Plan, except that no contributions or Forfeitures under this Plan shall ever be added to such a separate Account and in the event of the individual's Termination of Service entitling him to a benefit under Sec. 9.2 his vested percentage in each such separate Account shall be 100%. The voting rights for the AHPC stock in an AHPC

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           Account shall be exercised by the Trustee. A Participant may not purchase new or additional stock in AHPC for an AHPC Account after May 31, 1994."

           E. Section 7.6 of the Plan be and is hereby amended by replacing the first sentence with the following two sentences:

              "Sec. 7.6. Transfers from Other Plans. With the consent of the Employer, which shall be granted in its sole discretion and only if it determines that the transfer of funds is consistent with the provisions of the Internal Revenue Code, the Plan may accept a direct transfer from another plan of funds credited to a Qualified Individual under such other plan (provided such plan is a qualified plan under Code Section 401). Further, the Plan shall accept stock in AHPC which was credited to the Account of an employee of Corometrics on or prior to May 31, 1994 under the AHPC Savings Plan."

           F. Section 7.6 of the Plan be and is hereby amended by adding the following at the end of the last sentence:

           "; however, if the individual is already a Participant under Section
           2.6 and Article XVII of the Plan, then he shall immediately be entitled to the same treatment as other Participants."

           G. Section 9.5(d) of the Plan be and is hereby replaced by the following:

              "(d) Each loan shall be amortized by payment of principal and interest in equal quarterly or more frequent installments. The Employer may require that loans must be repaid by payroll deductions to the extent possible. Except for loans which were outstanding to a Corometrics employee under the AHPC Savings Plan on or before May 31, 1994, and which have been transferred to and acquired by the Plan in connection with the Employer's purchase of the stock of Corometrics, all loans shall provide for repayment of principal and interest not more than five years from the date the loan is made. In addition, beginning with the calendar year in which the Participant reaches age 70 1/2, the Employer may require any additional loan repayments which it determines are necessary to provide funds for distributions required to be made pursuant to Section 10.1."

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